Exhibit 21.1

SUBSIDIAIRES OF ZHONGPIN INC.

Name	Place of Incorporation
Falcon Link Investment Limited	British Virgin Islands
Henan Zhongpin Food Co., Ltd.	People’s Republic of China
Henan Zhongpin Food Share Co., Ltd.	People’s Republic of China
Zhumadian Zhongpin Food Ltd.	People’s Republic of China
Henan Zhongpin Industry Co., Ltd.	People’s Republic of China
Henan Zhongpin Import and Export Trading Co., Ltd.	People’s Republic of China
Zhumadian Zhongpin Food Company, Ltd.	People’s Republic of China
Anyang Zhongpin Food Company, Ltd.	People’s Republic of China
Deyang Zhongpin Food Company, Ltd.	People’s Republic of China
Henan Zhongpin Fresh Food Logistics Company, Ltd.	People’s Republic of China
Henan Zhongpin Business Development Company, Ltd.	People’s Republic of China
Heilongjang Zhongpin Food Company, Ltd.	People’s Republic of China
Luoyang Zhongpin Food Company, Ltd.	People’s Republic of China
Yongcheng Zhongpin Food Company, Ltd.	People’s Republic of China
Tianjin Zhongpin Food Company, Ltd.	People’s Republic of China